Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated May 13, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Prestige Brands Holdings, Inc's Annual Report on Form 10-K for the year ended March 31, 2011.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
July 8, 2011